UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K-A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

September 30, 2014
Date of Report (Date of Earliest event reported)

ENERGYTEK CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	814-00175	86-0490034
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 S. Laurel, Luling, TX	78648
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(713) 333-3630

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

References throughout this Amended Current Report on Form 8-K to “we”, “our”, “us”, “the Company” and similar terms refer to EnergyTEK Corp., unless otherwise expressly stated or the context otherwise requires.

On October 3, 2014, we filed a Current Report on Form 8-K (the “Original Report”) to report the intention of the Company to spin-off its wholly owned subsidiary, Texas Gulf Exploration & Production, Inc. to the Company’s shareholders of record as of September 30, 2014.  On January 9, 2015, we filed an Amended Current Report on Form 8-K/A (Amendment No. 1) changing the record date of the proposed transaction to December 31, 2014, due to market conditions and the decrease in the price of crude oil. Now, with further decreases in the price of crude oil and no recovery of prices foreseeable in the near future the Company has determined that it will not proceed with the proposed spin-off. With the exception of the deletion of first paragraph under Item 8.01, the Original Report remains the same.

Item 8.01 Other Events.

    The Company’s Board of Directors have also approved the issuance of shares of shares of common stock in lieu of accrued but unpaid salaries and compensation, as follows:

1.   An aggregate of 106,746 restricted shares to current and former officers and directors of the Company in settlement of accrued salaries and other compensation through September 30, 2014, including (a) 18,182 shares to Craig Crawford, the Company’s President, CFO and a director, (b) 25,910 shares to Donna Steward, the Company’s Secretary and a director and (c) 19,091 shares to Charles Snipes a director of the Company.
2.  An aggregate of 30,302 restricted shares to consultants to the Company for fees earned through September 30, 2014.
3.  137,335 restricted shares to the Company’s subsidiary, Litigation Capital, Inc. (“LCC”) as reimbursement for expenses attributable to the Company that were paid by LCC.
4.  120,000 restricted shares as a partial payment of accrued salary in the amount of $73,000 due an employee of Texas Gulf Oil & Gas, Inc. (“TGOG”), which obligation was assumed by the Company when it acquired certain assets of TGOG on March 31, 2014, with such individual having agreed to accept stock in lieu of cash.

As a result of the issuance of these shares of common stock, which were effectuated at a rate of $.33 per share, the Company will see a decrease in liabilities on its balance sheet of approximately $130,146.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Not Applicable.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amended Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2015	ENERGYTEK CORP.

By:/s/ Craig Crawford
Name: Craig Crawford
Title: President